Exhibit 10.1

June 26, 2014

Graco Inc.

88 11th Avenue NE

Minneapolis, Minnesota 55413

Re:      Amendment No. 2 to Note Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Agreement, dated as of March 11, 2011 (as amended by the Amendment and Restatement of Amendment No. 1 to Note Agreement, dated March 27, 2012, the “Note Agreement”), between Graco Inc., a Minnesota corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, Gibraltar Life Insurance Co., Ltd., The Prudential Life Insurance Company, Ltd., Forethought Life Insurance Company, RGA Reinsurance Company, MTL Insurance Company and Zurich American Insurance Company, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has requested certain amendments to the Note Agreement set forth below. Subject to the terms and conditions hereof, the undersigned holders of the Notes are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.  Amendments to the Note Agreement.  Effective upon the Effective Date (as defined in Section 2 below), the parties hereto agree that the Note Agreement is amended as follows:

1.1.      Clause (xiii) of paragraph 7A of the Note Agreement is amended in its entirety to read as follows:

“(xiii)  occurrence of any ERISA Event that alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien under Title IV of ERISA; or”

1.2.      Clause (i) of paragraph 6I of the Note Agreement is amended in its entirety to read as follows:

“(i)      Investments outstanding on the Second Amendment Effective Date and listed on Schedule 6I.”

1.3.      Paragraph 10B of the Note Agreement is hereby amended by amending and restating, or inserting in the appropriate alphabetical sequence, as the case may be, the following definitions:

“EBITDA” shall mean, for any period of determination, the consolidated net income of the Company and its Subsidiaries, plus, to the extent subtracted in determining consolidated net income and without duplication, (i) Interest Expense, (ii) depreciation, (iii) amortization, (iv) income tax expense, (v) extraordinary, non-operating or noncash charges and expenses (including but not limited to non-cash stock compensation expense, non-cash pension expense, workforce reduction or other restructuring charges, and transaction costs, fees and charges incurred in connection with the acquisition of any substantial portion of the Ownership Interests or assets of, or a line of business or division of, another Person, including any merger or consolidation with such other Person), minus (a) the aggregate amount of extraordinary, non-operating or non-cash gains and income (including, without limitation, extraordinary or nonrecurring gains, gains from the discontinuance of operations and gains arising from the sale of assets other than inventory) and (b) required cash contributions to pension plans, all as determined in accordance with GAAP. For purposes of calculating EBITDA, with respect to any period of determination, (i) Permitted Acquisitions that have been made by the Company and its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period of determination shall be deemed to have occurred on the first day of the period of determination; provided that only the actual historical results of operations of the Persons so acquired, without adjustment for pro forma expense savings or revenue increases, shall be used for such calculation; and provided, further, that the EBITDA of the Person so acquired attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the end of such period of determination, shall be excluded, and (ii) dispositions that have been made by the Company and its Subsidiaries during the period of determination shall be deemed to have occurred on the first day of the period of determination; provided that the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such disposition for such period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such period.

“ERISA Event” shall mean one of the following that, alone or together with any other event described in clauses (i) through (vii) that have occurred, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien under Title IV of ERISA: (i) the institution by the Company or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Company or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, if such contribution or such liability or obligation would constitute a Material Adverse Effect, (ii) the institution by the PBGC of steps to terminate any Plan, (iii) the Company or any ERISA Affiliate fails to make a contribution payment to a Plan on or before the applicable due date which could result in the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA, (iv) the occurrence of any Reportable Event, (v) the failure of any Plan to satisfy the “minimum funding standard”, as defined in Section 412(a) of the Code or Section 302(a) of ERISA for a plan year, whether or not waived, (vi) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, or (vii) the incurrence by the Company or any ERISA Affiliates of any withdrawal liability under ERISA, or the receipt by the Company or any ERISA Affiliate of any notice that a multiemployer plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Indebtedness” shall mean, with respect to any Person at the time of any determination, without duplication: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid or accrued, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business and except earn-outs and similar obligations, (vi) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Capitalized Lease Obligations of such Person, (viii) all Rate Hedging Obligations of such Person, (ix) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers’ acceptances, except for letters of credit or bankers’ acceptances supporting the purchase or sale of goods in the ordinary course of business, (x) all Indebtedness of any partnership or joint venture as to which such Person is or may become personally liable, (xi) all obligations of such Person under any Ownership Interests issued by such Person which cease to be considered Ownership Interests in such Person, and (1) all Contingent Obligations (except for letters of credit, bankers’ acceptances, performance bonds and similar instruments supporting the purchase or sale of goods in the ordinary course of business) of such Person. Non-recourse Indebtedness of such Person shall be deemed Indebtedness, but only to the extent of the lower of the book value of such Indebtedness or the fair market value of the property securing such Indebtedness. In no event shall obligations under operating leases (as determined by GAAP as in effect on the date hereof, without regard to any change to FASB ASC 840) be deemed Indebtedness.

  “Second Amendment Effective Date” shall mean the “Effective Date”, as defined in Amendment No. 2 to this Agreement.

1.4.      Schedules 6I and 8A(1) to the Note Agreement are replaced by Schedules 6I and 8A(1) attached to this letter agreement.

SECTION 2. Effectiveness.  The amendments in Section 1 of this letter agreement shall become effective on the date (the “Effective Date”) that each of the following conditions has been satisfied:

2.1.      Documents.    Each holder of a Note shall have received original counterparts of this letter agreement executed by the holders of the Notes, the Company and each Guarantor.

2.2.      Credit Agreement Amendment.  Each holder of a Note shall have received copies of an executed amendment to or restatement of the Credit Agreement in form and substance satisfactory to each holder of a Note and such amendment or restatement shall be in full force and effect.

2.3.      Representations.    All representations set forth in Section 3 shall be true and correct as of the Effective Date, except for such representations and warranties that speak of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

2.4.      Proceedings.    All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to each holder of a Note and its counsel, and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 3. Representations and Warranties.      The Company represents and warrants to each holder of Note that (i) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, this letter agreement has been executed and delivered by a duly authorized officer of the Company and each Guarantor, and all necessary or required consents to and approvals of this letter have been obtained and are in full force and effect, and (ii) immediately before and after giving effect to the amendments to the Note Agreement in Section 1 hereof, (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct other than those representations and warranties that speak as of a certain date, in which case such representation and warranty was true and correct as of such earlier date and (b) no Event of Default or Default exists.

SECTION 4. Reference to and Effect on Note Agreement.  Upon the effectiveness of the amendments made in this letter agreement, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Note Agreement and the Notes shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in Section 1 of this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement, any Note or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any of the other Transaction Documents at any time. The execution, delivery and effectiveness of this letter agreement shall not be construed as a course of dealing or other implication that any holder of Notes has agreed to or is prepared to grant any amendment to, waiver of or consent under the Note Agreement, any Note or any other Transaction Document in the future, whether or not under similar circumstances.

SECTION 5. Expenses.  The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the holders of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by such holders in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Company under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 6. Reaffirmation.      Each Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such amendments. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the obligations arising under or in connection with the Note Agreement, as the same may be amended by this letter agreement.

SECTION 7. Governing Law.        THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

SECTION 8. Counterparts; Section Titles.  This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Levine
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD. THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management (Japan),
Inc.,
as Investment Manager

By:	Prudential Investment Management, Inc.,
as Sub-Adviser

By:	/s/ David Levine
Vice President

FORETHOUGHT LIFE INSURANCE COMPANY RGA REINSURANCE COMPANY MTL INSURANCE COMPANY ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ David Levine
Vice President

Accepted and Agreed to:

GRACO INC.

By:	/s/ James A. Graner
Name:	James A. Graner
Title:	Chief Financial Officer

GRACO MINNESOTA INC.

By:	/s/ James A. Graner
Name:	James A. Graner
Title:	Chief Financial Officer and Treasurer

GRACO OHIO INC.

By:	/s/ James A. Graner
Name:	James A. Graner
Title:	Chief Financial Officer and Treasurer

GEMA USA INC. (formerly known as Graco Holdings Inc.)

By:	/s/ James A. Graner
Name:	James A. Graner
Title:	President

Schedule 6I

Investments (Paragraph 6I)

Investment in Corporate Owned Life Insurance (COLI) through establishment of a Rabbi (Grantor) Trust (“Trust”) with Wilmington Trust on June 27, 2007.

The Trust is intended to provide informal funding for the Company’s deferred compensation and executive excess benefit retirement plans. The funding schedule anticipates the payment of a premium of $1,498,626 each year for a five year period beginning in 2007. An additional premium payment in the amount of $1,498,626 was approved and made in November 2013.

6I-1

Schedule 8A(1)

Subsidiaries (Paragraph 8A(1))

Subsidiary	Jurisdiction	Number of Shares	Percentage Owned	Material Subsidiary?	Part of Hold Separate Business?
DeVilbiss Equipamentos para Pintura Ltda.	Brazil	4,417,465	99.9999773626% by Graco do Brasil Ltda.		Yes

			0.0000226374% by the Company
DeVilbiss Europa Unterstützungskasse GmbH	Germany	50,000	100% by Finishing Brands Germany GmbH		Yes
DeVilbiss Ransburg de México, S. de R.L. de C.V.	Mexico	1 Series A, par value 400 pesos	100% by Gema USA Inc.		Yes

		1 Series B, par value 4,999,600 pesos	100% by the Company
Ecoquip Inc.	Virginia	100	100% by the Company
Finishing Brands Germany GmbH	Germany	531,950	100% by the Company		Yes
Finishing Brands Holdings Inc.	Minnesota	100	100% by the Company		Yes
Finishing Brands UK Limited	United Kingdom	2	100% by Graco Limited		Yes
Finishing Brands (Shanghai) Co., Ltd.	P.R. China	N/A**	100% by the Company		Yes
Fluid Automation, Inc.	Michigan	100	100% by Graco Ohio Inc.
Gema Europe s.r.l.	Italy	51,000	100% owned by Graco International Holdings S.à r.l.
Gema México Powder Finishing S. de R.L. de C.V.	Mexico	13,103,000	99.9999923682% by Gema USA Inc.

			0.0000076318% by the Company
Gema Switzerland GmbH*	Switzerland	2,500,000	100% owned by Graco International Holdings S.à r.l.
Gema USA Inc.	Minnesota	100	100% by the Company	Yes
Gema (Shanghai) Co., Ltd.	P.R. China	N/A**	100% by Graco BVBA
GFEC Uruguay S.A.	Uruguay	250,000	100% owned by Graco Global Holdings S.à r.l.
GG Manufacturing s.r.l.	Romania	10,000	99.99% by Gema Switzerland GmbH

			0.01% by Gema Europe s.r.l.
Graco Australia Pty Ltd.	Australia	248	100% owned by Graco Global Holdings S.à r.l.
Graco BVBA	Belguim	1,008,157	99.9999008091% by Graco International

8A(1)-1

			Holdings S.à r.l.

			0.0000991909% by Graco Global Holdings S.à r.l.
Graco Canada Inc.	Canada	10,000	100% owned by Graco Global Holdings S.à r.l.
Graco Chile SpA	Chile	100	100% by the Company
Graco Colombia S.A.S.	Colombia	20,000	100% by the Company
Graco do Brasil Ltda.	Brazil	26,006,536	99.9999961548% by Graco Global Holdings S.à r.l.

			0.0000038452% by Graco International Holdings S.à r.l.
Graco Fluid Equipment (Shanghai) Co., Ltd.	People’s Republic of China	N/A**	100% by the Company
Graco Fluid Equipment (Suzhou) Co., Ltd.	People’s Republic of China	N/A**	100% by Graco Minnesota Inc.
Graco Global Holdings S.à r.l.	Luxembourg	20,000	100% by the Company	Yes
Graco GmbH	Germany	500,000	100% owned by Graco International Holdings S.à r.l.
Graco Hong Kong Ltd.	People’s Republic of China (Special Adm Region)	2,000	100% owned by Graco Global Holdings S.à r.l.
Graco International Holding S.à r.l.	Luxembourg	17,000	100% owned by Graco Global Holdings S.à r.l.
Graco K.K.	Japan	660,000	100% owned by Graco Global Holdings S.à r.l.
Graco Korea Inc.	Korea	125,500	100% owned by Graco Global Holdings S.à r.l.
Graco Limited	United Kingdom	100,001	100% owned by Graco International Holdings S.à r.l.
Graco Minnesota Inc.	Minnesota	100	100% by the Company	Yes
Graco Ohio Inc.	Ohio	95 Class A 9,405 Class B	100% by the Company	Yes
Graco S.A.S.	France	24,499	100% owned by Graco International Holdings S.à r.l.
Graco Trading (Suzhou) Co., Ltd.	People’s Republic of China	N/A**	100% by Graco Minnesota Inc.
Gusmer Sudamerica S.A.	Argentina	12,000*	100% by the Company*
Q.E.D. Environmental Systems, Inc.	Michigan	500	100% by the Company
Ransburg Industrial Finishing K.K.	Japan/Delaware	1,463	100% by the Company		Yes

8A(1)-2

Rasgory S.A.	Uruguay	10,800	100% owned by Graco Global Holdings S.à r.l.
Surfaces & Finitions S.A.S.	France	6,250	100% by the Company	Yes

* Shares held by two executive officers of the Company to satisfy the requirements of local law.\

**No shares are issued.

8A(1)-3